Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 33-44706, 33-72774, 333-59733, 333-63009, 333-84512, 333-102050, 333-135179 and 333-140207) on Form S-8 of Zebra Technologies Corporation of our report dated March 2, 2005, except as to the 2004 adjustments in Note 2, which is as of February 28, 2007, with respect to the consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows of Zebra Technologies Corporation for year ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the December 31, 2006 annual report on Form 10-K of Zebra Technologies Corporation.

Our report refers to the restatement of the consolidated financial statements for the year ended December 31, 2004 for the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using the modified retrospective application method.

/s/KPMG LLP

Chicago, Illinois

February 28, 2007